Exhibit 99.2

This corrected press release is being issued to replace in its entirety the press release issued by Quality Industrial Corp. on March 31, 2026 at 6:20 AM Eastern Time. The previously issued version was published in error and contained information that did not reflect the final, approved press release.

Investors and other recipients should disregard the prior version in its entirety and rely solely on this corrected press release.

Quality Industrial Corp.

Shareholder Letter and Press Release — Fiscal Year 2025

QIND Reports FY 2025 Results: 45.9% Revenue Growth, Core Turnaround Action Highlights

SAN FRANCISCO, CA / GlobeNewswire / April 1, 2026 / Quality Industrial Corp. (“QIND” or the “Company”) (OTCID: QIND), today announced selected financial results for fiscal year 2025 alongside this letter to shareholders summarizing the turnaround actions initiated during the year.

Dear Shareholders,

Fiscal year 2025 was a pivotal turnaround year for QIND. Over the past fifteen months, your Board and management team have strengthened governance, restructured costs, and invested in growth. While the turnaround is not yet complete, we believe the progress has been substantial. This letter provides an overview of what was achieved and what lies ahead.

Financial Highlights

	FY 2024	FY 2025	Change
Revenue	$11,177,567	$16,307,787	+45.9%
Gross Profit	$3,963,263	$4,788,780	+20.8%
Gross Margin	35.5%	29.4%	-17.2%
Operating Expenses	$3,265,008	$5,245,558	+60.7%
Net Income (Loss)	$266,780	$(4,603,645)	-1,825.6%
Non-GAAP Adjusted Net Income (Loss)	$(160,774)	$564,465	+451.1%

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2025 AND 2024

(unaudited)

Net Income (Loss) (GAAP)	$266,780	$(4,603,645)
Non-GAAP Adjustments*
(+) Historical management compensation	—	$1,380,000
(+) Settlement payments to former officers	—	$606,816
(+) Write-off of Asset Reserve	—	$2,000,000
(+) Write-off of Receivable	—	$1,500,000
(+) Non-operational income	$(427,554)	(318,706)
Total Adjustments	$(427,554)	$5,168,110
Non-GAAP Adjusted Net Income (Loss)	$(160,774)	$564,465

This corrected press release is being issued to replace in its entirety the press release issued by Quality Industrial Corp. on March 31, 2026 at 6:20 AM Eastern Time. The previously issued version was published in error and contained information that did not reflect the final, approved press release.

Investors and other recipients should disregard the prior version in its entirety and rely solely on this corrected press release.

*Note: Adjusted Net Income (Loss) is an unaudited non-GAAP financial measure. Adjusted Net Income (Loss) is presented for informational purposes to illustrate the impact of one-time turnaround costs and legacy write-offs. Adjusted Net Income (Loss) is defined as net income (loss) with the following adjustments: (i) the reversal of historical management compensation payments of $1,380,000 representing accrued unpaid salary and bonus obligations paid during fiscal year 2025, (ii) the reversal of settlement payments to certain former officers of the Company totaling $606,816, (iii) the reversal of a non-cash write-off of $2,000,000 related to the reversal of a reserve recorded within other current assets in connection with the issuance of shares of common stock pursuant to a certain Share Purchase and Buyback Agreement, dated August 21, 2023, among the Company and the other parties thereto, following a determination that such reserve no longer represented assets from which future economic benefits were probable, (iv) the reversal of a non-cash write-off of $1,500,000 related to a receivable from a former related party based on a reassessment of collectability, and (v) the reversal of $318,706 of non-operational income during the fiscal year 2025 from the release of claims under a Settlement and Release Agreement, dated as of September 2025, between the Company and the other party thereto, and the reversal of $427,554 of non-operational income during the fiscal year ended December 31, 2024 from non-recurring interest and the sale of certain legacy intangible assets. Adjusted Net Income (Loss) is not a measure of financial performance under GAAP. Adjusted Net Income (Loss) should not be considered in isolation or as an alternative to net income determined in accordance with U.S. GAAP. The items that were reversed to calculate Adjusted Net Income (Loss) are significant components in understanding and assessing the Company’s results of operations. The Company’s Adjusted Net Income (Loss) may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted Net Income (Loss) in the same manner. The table above is intended to present a reconciliation of Adjusted Net Income (Loss) to its most comparable GAAP measure, net income (loss), as reported.

Turnaround Actions

Governance: Transitioned from a sole Director/Chairman to a three-member Board of Directors (Frederico Figueira de Chaves, John-Paul Backwell, Carsten Kjems Falk).

Legacy Compensation Resolved: Settled nearly two years of accumulated unpaid employee compensation (approximately $1.38 million) and negotiated settlements with former officers (approximately $607,000).

Cost Structure Reset: Reduced QIND-level management costs as Company’s Chief Executive Officer and Interim Chief Financial Officer have agreed to be paid for services to QIND solely by QIND’s parent, Fusion Fuel Green PLC (“Fusion Fuel”).

Balance Sheet Clean-Up: Reduced outstanding convertible note balances from approximately $2.94 million as of December 31, 2024 to approximately $2.56 million as of December 31, 2025. Accounts payable cut 45% from approximately $2.12 million to approximately $1.16 million. Wrote off approximately $3.5 million in legacy assets from which no future economic benefits were probable. The Company reserves the right to pursue recovery actions on written-off balances.

Fusion Fuel Investment: Fusion Fuel provided approximately $4.4 million in capital to QIND during FY 2025, used to cover legacy items, contribute $1 million to required payments under QIND’s purchase agreement with the sellers of its majority-owned subsidiary, Al Shola Al Modea Gas Distribution L.L.C. (“Al Shola Gas”), and invest in fleet expansion and growth.

Key Balance Sheet Movements

	Dec 31, 2024	Dec 31, 2025
Convertible Notes (Principal)	$2,676,358	$2,066,056
Total Convertible Notes (including Interest)	$2,939,909	$2,561,240
Accounts Payable	$2,116,876	$1,158,471
Related Party Payables (Fusion Fuel)	$0	$4,427,537

This corrected press release is being issued to replace in its entirety the press release issued by Quality Industrial Corp. on March 31, 2026 at 6:20 AM Eastern Time. The previously issued version was published in error and contained information that did not reflect the final, approved press release.

Investors and other recipients should disregard the prior version in its entirety and rely solely on this corrected press release.

Outlook

The Company believes it has made substantial progress on its turnaround and is focused on growth as well as continuing efforts to reduce its debt position. In 2026, the Company expects to focus on:

(1)	Further growth at Al Shola Gas, supported by new trucks entering service, contracted engineering projects, and geographic expansion into the northern emirates.
(2)	Servicing open debt positions.
(3)	Targeting $20 million of revenues for 2026 as the business continues to grow, provided regional disruptions do not extend for a prolonged period.

Management believes that the Company is substantially stronger coming out of 2025. We believe Al Shola Gas, with over 45 years of operations and deep customer relationships, represents a strong fundamental asset.

Management Commentary

John-Paul Backwell, CEO, stated: “2025 was a year of decisive action. We restructured the Board, settled many legacy obligations, wrote off unrecoverable assets, reduced debt, and reduced recurring management costs at the QIND level — while Al Shola Gas continued to grow revenue and expand into new markets. We are focused on translating operational strength into long-term shareholder value.”

Best regards,

The Board of Directors of Quality Industrial Corp.

About Quality Industrial Corp.

Quality Industrial Corp. is an industrial energy company specializing in liquid petroleum gas (“LPG”) infrastructure and distribution. Through its majority-owned subsidiary, Al Shola Gas, the Company provides consulting, engineering, installation, maintenance, and LPG supply services to residential, commercial, and industrial customers across the UAE.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms or other comparable terminology. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s turnaround plans and expectations, its expectations for continued growth, its plans to service outstanding debt, the expansion of its majority-owned subsidiary Al Shola Gas, the growth of Al Shola Gas from trucks entering service, contracted engineering projects, and geographic expansion into the northern emirates, and targeting $20 million of revenues. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of the date of this press release and are not guarantees of future performance. Actual results may vary materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation: The risks of major, irreversible disruptions and damage to the Company’s core operations due to the ongoing war among Iran, the United States, Israel, and other belligerents; the Company’s ability to service outstanding debts; the Company’s ability to continue expanding the operations of Al Shola Gas; the ability to secure and execute engineering and LPG infrastructure projects; fluctuations in demand for LPG infrastructure and distribution services; regulatory approvals and compliance requirements affecting LPG distribution and engineering services; volatility in energy markets and commodity prices; the Company’s ability to obtain sufficient financing to support operations and growth initiatives; other risks associated with operating internationally, including in the United Arab Emirates and other foreign jurisdictions; and other risks and uncertainties described under Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in other filings with the SEC. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described as anticipated, estimated or expected. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this press release, except as required by law.

Contact

Quality Industrial Corp. | 505 Montgomery Street, San Francisco, CA 94104

Phone: +1-800-706-0806 | Email: info@qualityindustrialcorp.com

qualityindustrialcorp.com | alsholagas.ae | fusion-fuel.eu